August 9, 1996

VIA FACSIMILE MAIL


Valley Point Partners         The Balcor Company       Daniel J. Perlman, Esq.
Limited Partnership           2355 Waukegan Road       Katten Muchin & Zavis
c/o The Balcor Company        Suite A200               Suite 2100
2355 Waukegan Road            Bannockburn, IL  60015   525 W. Monroe Street
Suite A200                    Attn.: Al Lieberman      Chicago, IL  60661
Bannockburn, IL  60015
Attn.:  Ilona Adams

     Re:  Agreement of Sale, dated as of the 2nd day of August, 1996
          (the "Agreement") between Valley Point Partners Limited Partnership, as Seller, and ERP Operating Limited Partnership, as Purchaser, for the purchase of Canyon Pointe Apartments, San Antonio, Texas
          (the "Property").

Dear Ms. Adams and Messrs. Lieberman and Perlman:

     Purchaser hereby requests that the Closing Date, as such term is defined in Section 8 of the Agreement, be changed from September 16, 1996 to September 17, 1996. Please acknowledge Seller's acceptance of this modification to the Agreement by executing this letter in the space provided below and returning it via facsimile mail to Purchaser.

                         ERP OPERATING LIMITED PARTNERSHIP,
                         an Illinois limited partnership

                         By:  Equity Residential Properties Trust,
                                 a Maryland Real Estate Investment
                                 Trust, its general partner

                         By:  /s/ Shelley L. Dunck
                             ------------------------------------
                                  Shelley L. Dunck
                                  Vice President


Approved and Accepted this     day of August, 1996

VALLEY POINT PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership

By:  Valley Point Partners, Inc.,
     an Illinois corporation

     By:  /s/ James E. Mendelson
          -----------------------------------
              James E. Mendelson
              Authorized Representative
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